UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  November 10, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Internet HOLDRS (SM) Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation)	001-15327 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events

Notice of Early Termination

On November 10, 2011, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor (the “Initial Depositor”), gave notice to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), of its decision to early terminate the Internet HOLDRS Trust effective on the closing date of the Asset Purchase Agreement dated August 11, 2011 between Merrill Lynch & Co., Inc. and Van Eck Associates Corporation (“Van Eck” and the “Agreement”).  Such notice notified the Trustee that the closing under the Agreement (the “Closing”) will constitute an “early termination” under the Depositary Trust Agreement dated September 2, 1999, as amended by Amendment No. 1 dated as of August 11, 2011 (as so amended, the “Depositary Trust Agreement”), governing the Internet HOLDRS Trust.  The Closing is scheduled to occur on the expiration date (the “Expiration Date”) of the six pending exchange offers by Van Eck (as detailed in the Agreement, the “Exchange Offers”) or the business day immediately following the Expiration Date.  The Expiration Date is scheduled to be December 20, 2011, unless the Exchange Offers are extended in accordance with their terms.  The date on which the Closing occurs is referred to as the “Termination Date.”

The Trustee disseminated notice of the early termination and the Termination Date to Cede & Co., the sole owner of the receipts issued by the Internet HOLDRS Trust, on November 10, 2011.

What happens to Internet HOLDRS if none of the Exchange Offers are completed?

•	The Closing will not occur.
•	There will not be an early termination.
•	The Internet HOLDRS Trust will not early terminate and will continue to operate pursuant to the terms of the Depositary Trust Agreement.
•	Trading in the Internet HOLDRS receipts will resume on the NYSE Arca.

What happens to Internet HOLDRS prior to the Termination Date?

•
Internet HOLding Company Depositary ReceiptS (“HOLDRS”) may be created and cancelled by following the procedures and paying the applicable issuance and cancellation fees described in the Internet HOLDRS Trust prospectus dated March 15, 2011, as supplemented by the prospectus supplement dated August 12, 2011, and as set forth in the Depositary Trust Agreement.  Copies of this prospectus and prospectus supplement are available under the CIK number 0001095617 through the Securities and Exchange Commission’s website, www.sec.gov.

•	Trading in Internet HOLDRS on the NYSE Arca will be halted at or around the time at which the Exchange Offers expire.

What happens to Internet HOLDRS after the Termination Date?

•	The Internet HOLDRS Trust will liquidate in accordance with the Depositary Trust Agreement, as will each of the other HOLDRS trusts.
•	No new Internet HOLDRS will be issued.
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Trading of Internet HOLDRS on the NYSE Arca will be permanently suspended after the close of trading on the Termination Date.  Internet HOLDRS will not be listed for trading on any other securities exchange.

•
During the four-month period following the Termination Date, owners of Internet HOLDRS will have the right to withdraw the underlying securities evidenced by their HOLDRS, together with any dividends or other distributions or net proceeds from the sale of any rights or other property received with respect thereto, by delivering a round-lot or an integral multiple of a round lot of Internet HOLDRS to the Trustee and paying the applicable taxes, other charges (if any) and Trustee’s fees.  The Trustee has advised that the fee will be up to $10.00 for each round-lot of 100 Internet HOLDRS or portion thereof.

•
After the Termination Date, the Trustee will discontinue the registration of transfers of Internet HOLDRS, suspend the distribution of dividends or other distribution to owners thereof, and will not give any further notices or perform any further acts under the Depositary Trust Agreement.

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After the four-month period following the Termination Date, the Trustee has the right to sell the underlying securities then held by the Internet HOLDRS Trust and will thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the owners of Internet HOLDRS that have not theretofore been surrendered. After making such sale, the Trustee will be discharged from all obligations under the Depositary Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any applicable fees and expenses).  At such time owners of outstanding Internet HOLDRS will become general creditors of the Trustee with respect to such net proceeds.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits

99.1	Internet HOLDRS Trust Prospectus Supplement dated November 10, 2011 to Prospectus dated March 15, 2011, as supplemented by the Prospectus Supplement dated August 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: November 10, 2011	By:	/s/ Liam B. O’Neil
	Name:	Liam B. O’Neil
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Internet HOLDRS Trust Prospectus Supplement dated November 10, 2011 to Prospectus dated March 15, 2011, as supplemented by the Prospectus Supplement dated August 12, 2011.